Exhibit 10.4

Grant No.

ACASTI PHARMA INC.

2024 EQUITY INCENTIVE PLAN

Nonqualified STOCK OPTION AGREEMENT
COVER SHEET

Acasti Pharma Inc., a Delaware corporation (the “Company”), hereby grants an option (the “Option”) to purchase shares of its common stock, par value $0.0001 per share (the “Common Stock”), to the Grantee named below, subject to the vesting and other conditions set forth below (the “Cover Sheet”). Additional terms and conditions of the Option are set forth in the attached Nonqualified Stock Option Agreement (together with the Cover Sheet, the “Agreement”) and in the Company’s 2024 Equity Incentive Plan (as amended and/or restated from time to time, the “Plan”).

Name of Grantee:
Grant Date:
Type of Option Granted:	Nonqualified Stock Option
Number of Shares of Common Stock Covered by the Option:
Option Price per Share of Stock:	$[At least equal to 100% Fair Market Value on Grant Date]
Vesting Commencement Date:
Vesting Schedule:	[●]

By your signature below or by your electronic acknowledgment to this Option through an online platform, you agree to all of the terms and conditions described in the Agreement and in the Plan, a copy of which is also attached hereto as Exhibit A. You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the Plan.

Grantee:		Date:
(Signature)

Company:		Date:
(Signature)

Name:

Title:

Attachment

This document is not a stock certificate or a negotiable instrument.

ACASTI PHARMA INC.

2024 Equity Incentive Plan

Nonqualified STOCK OPTION AGREEMENT

Option

This Agreement evidences an award of an Option exercisable for that number of shares of Common Stock set forth on the Cover Sheet of this Agreement and subject to the vesting and other conditions set forth in this Agreement and in the Plan.

This Option is a Nonqualified Stock Option, this Option is not intended to be an incentive stock option under Code Section 422 and will be interpreted accordingly.

Vesting

This Option is exercisable only before it expires and then only with respect to the vested portion of the Option.

The Option will vest in accordance with the vesting schedule set forth on the Cover Sheet to this Agreement, so long as you continue in Service on each applicable vesting date set forth on the Cover Sheet. Any resulting fractional shares shall be rounded to the nearest whole share and shall be rounded up or down as necessary as of the last applicable vesting date; provided, in all cases, you cannot vest in more than the number of shares of Common Stock covered by this Option.

Notwithstanding your vesting schedule, the unvested portion of your Option will become one hundred percent (100%) vested upon your termination of Service due to your death or Disability.

No additional shares of Common Stock will vest after your Service has terminated for any reason.

Term

Notwithstanding anything in this Agreement to the contrary, (i) your Option will expire in any event at the close of business on the day before the tenth (10th) anniversary of the Grant Date, as shown on the Cover Sheet; (ii) your Option may expire earlier if your Service terminates, as described below; and (iii) your Option may expire earlier in the event of a Change in Control.

Forfeiture of Unvested Option

In the event your Service terminates for any reason, you will automatically forfeit to the Company the portion of the Option that has not yet vested as of the date of your termination of Service (after taking into account any accelerated vesting triggered by such termination of Service pursuant to the terms of this Agreement, the Plan, or any other written agreement between the Company or a Subsidiary and you).

Regular Termination of Service

If your Service terminates for any reason other than death, Disability, or Cause, the vested, unexercised portion of your Option will expire at the close of business on the ninetieth (90th) day following such termination of Service.

Termination for Cause

If your Service is terminated for Cause, you will immediately and automatically forfeit all rights to your Option (whether vested or unvested), and the Option will immediately and automatically expire. You will be prohibited from exercising the Option from and after the time of such termination of Service.

Death

If your Service terminates because of your death, the vested, unexercised portion of your Option will expire at the close of business on the day before the first (1st) anniversary of the date of your termination of Service. During such period, your estate or heirs may exercise the vested portion of your Option.

In addition, if you die during the ninety (90)-day period described in connection with a regular termination (i.e., a termination of your Service not on account of your death, Disability, or Cause), and the vested portion of your Option has not yet been exercised, then the vested, unexercised portion of your Option will instead expire at the close of business on the day before the first (1st) anniversary of the date of your termination of Service. In such a case, during such period, your estate or heirs may exercise the vested portion of your Option.

Disability

If your Service terminates because of your Disability, the vested, unexercised portion of your Option will expire at the close of business on the day before the first (1st) anniversary of the date of your termination of Service.

Leaves of Absence

For purposes of this Agreement, your Service does not terminate when you go on a bona fide leave of absence that was approved by your employer in writing if the terms of the leave provide for continued Service crediting or when continued Service crediting is required by Applicable Laws. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

Your employer may determine, in its discretion, which leaves count for this purpose and when your Service terminates for all purposes under the Plan in accordance with the provisions of the Plan. Notwithstanding the foregoing, the Board or the Committee may determine, in its discretion, that a leave counts for this purpose even if your employer does not agree.

Notice of Exercise

The vested portion of your Option may be exercised, in whole or in part, by (i) giving written notice to the Company or its designee or agent, pursuant to a form designated by the Company, of your intent to exercise and (ii) delivering to the Company or its designee or agent full payment for the shares of Common Stock as to which the Option is to be exercised. Your notice must specify how many shares of Common Stock you wish to purchase. Your notice must also specify how your shares of Common Stock should be registered (in your name only or in your and your spouse’s names as joint tenants with right of survivorship). The notice will be effective when it is received by the Company or its designee or agent.

If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment

When you exercise your Option, you must include payment of the Option Price indicated on the Cover Sheet for the shares of Common Stock you are purchasing. Payment may be made in one (or a combination) of the following forms:

●     Cash (or such other cash equivalent as the Company may accept);

●    Shares of Common Stock that are owned by you and that are surrendered to the Company, where the Fair Market Value of such shares as of the effective date of the Option exercise will be applied to the Option Price, provided further that accepting such shares of Common Stock will not result in any adverse accounting consequences to the Company, as the Board or the Committee determines in its sole discretion;

●     Payment may be made in the form of consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan;

●    If permitted by the Board or the Committee, by withholding shares of Common Stock that would otherwise be issuable in an amount, determined based on the Fair Market Value of such shares as of the effective date of the Option exercise, equal to the Option Price; and/or

●     If permitted by the Board or the Committee and Applicable Laws, by promissory note.

Evidence of Issuance

The ownership of the shares of Common Stock issued upon exercise of your Option may be evidenced in such a manner as the Board or the Committee, in its sole discretion, deems appropriate, including, without limitation, by book-entry or direct registration or the issuance of one or more stock certificates.

Withholding Taxes

You agree as a condition of this Option that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the exercise of the Option, the sale of Common Stock acquired under this Option, or as otherwise arising under this Option. In the event that the Company or any of its Subsidiaries determines that any federal, state, local, or foreign tax or withholding payment is required relating to the exercise of the Option, the sale of Common Stock acquired under this Option, or as otherwise arising under this Option, the Company or such Subsidiary shall have the right to (i) require you to tender a cash payment, (ii) deduct from payments of any kind otherwise due to you, or (iii) withhold the delivery of vested shares of Common Stock otherwise deliverable under this Agreement to meet such obligations, where the shares of Common Stock so withheld will have an aggregate Fair Market Value not exceeding the maximum amount of tax required to be withheld by Applicable Laws.

You agree that the Company or any Subsidiary shall be entitled to use whatever method it may deem appropriate to recover such taxes. You further agree that the Company or any Subsidiary may, as it reasonably considers necessary, amend or vary this Agreement to facilitate such recovery of taxes.

Transfer of Option

During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the Option. The Option may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered, whether by operation of law or otherwise, nor may the Option be made subject to execution, attachment, or similar process. If you attempt to do any of these things, you will immediately forfeit the Option. You may, however, dispose of this Option in your will or it may be transferred upon your death by the laws of descent and distribution.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in your Option in any other way.

Retention Rights

This Agreement and the Option evidenced hereby do not give you the right to be retained by the Company or any Subsidiary in any capacity. Unless otherwise specified in an employment or other written agreement between the Company or a Subsidiary and you, the Company and any Subsidiary reserve the right to terminate your Service at any time and for any reason.

Stockholder Rights

You, or your estate or heirs, have no rights as a stockholder of the Company unless and until you exercise all or a portion of the Option and a certificate for the shares of Common Stock acquired pursuant to the Option has been issued (or an appropriate book entry has been made). Unless otherwise provided in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued (or an appropriate book entry has been made).

Your Option shall be subject to the terms of any applicable agreement of merger, liquidation, or reorganization in the event the Company is subject to such corporate activity.

Forfeiture of Rights

Notwithstanding anything in this Agreement to the contrary, if the Board or the Committee determines that you have taken actions in violation or breach of or in conflict with any employment agreement, non-competition agreement, agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, confidentiality obligation with respect to the Company or any Affiliate, Company or Affiliate policy or procedure, other agreement, or any other material obligation to the Company or any Affiliate, at any time while you are employed by, or providing services to, the Company or any of its subsidiaries, or after your termination of Service, this Option, to the extent outstanding, shall immediately terminate, and you shall automatically forfeit all shares underlying any exercised portion of this Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the exercise price paid by you for such shares.

Clawback

This Option and any shares of Common Stock acquired pursuant to the Option are subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to any Company or any Subsidiary “clawback” or recoupment policy that requires the repayment by you to the Company or a Subsidiary of compensation paid by the Company or a Subsidiary to you.

Applicable Laws

This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated into this Agreement by reference.

Certain capitalized terms used in this Agreement are defined in the Plan and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments, or negotiations concerning this Option are superseded; except that any written employment, consulting, confidentiality, non-competition, non-solicitation, and/or severance agreement between you and the Company or a Subsidiary shall supersede this Agreement with respect to its subject matter.

Data Privacy

In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you, such as your contact information, payroll information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By accepting this Option, you give explicit consent to the Company, any Subsidiary, and their designees to process any such personal data.

Consent to Electronic Delivery

You agree, as a condition of this Option, to receive documents related to the Option by electronic delivery (including e-mail or reference to a website or other URL) and, if requested, agree to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company, and your consent shall remain in effect throughout your term of Service and thereafter until you withdraw such consent in writing to the Company.

Code Section 409A

The Option is intended to be exempt from Code Section 409A, and, accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be exempt from Code Section 409A. Notwithstanding anything to the contrary in the Plan or this Agreement, neither the Company, any Affiliate, the Board, nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Code Section 409A, and neither the Company, any Affiliate, the Board, nor the Committee will have any liability to you for such tax or penalty.

Successors and Assigns

This Agreement shall inure to the successors and assigns of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by you, except to the extent expressly permitted herein.

Severability

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Other Agreements

You agree, as a condition of this Option, that you will execute such document(s) as necessary to become a party to any subscription agreement, stockholders agreement, investors’ rights agreement, voting agreement or trust, right of first refusal and co-sale agreement, or other similar agreement as the Company may require from time to time (together, the “Other Agreements”).

You agree that your Option and/or shares of Common Stock purchased pursuant to your Option will be subject to the terms and conditions of the Other Agreements, including without limitation any transfer restrictions and rights of first refusal.

By signing this Agreement on the cover sheet hereof, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A

ACASTI PHARMA INC.

2024 Equity Incentive Plan

[See attachment]